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                                                                  Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following registration statements on Form S-3 and related prospectuses and in the following registration statements on Form S-8 of The Williams Companies, Inc. of our report dated February 10, 1995, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1994.

     Form S-3:         Registration No. 33-47061; Registration No. 33-53662;
                       Registration No. 33-49835

     Form S-8:         Registration No. 33-2442; Registration No. 33-24322;
                       Registration No. 33-36770; Registration No. 33-44381;
                       Registration No. 33-40979; Registration No. 33-45550;
                       Registration No. 33-43999; Registration No. 33-51539;
                       Registration No. 33-51543; Registration No. 33-51551;
                       Registration No. 33-51549; Registration No. 33-51547;
                       Registration No. 33-51545; Registration No. 33-56521



                                             ERNST & YOUNG LLP


Tulsa, Oklahoma
March 1, 1995